UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

SERVE ROBOTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-42023	85-3844872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Broadway Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

(818) 860-1352

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SERV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of Material Definitive Agreement.

On May 7, 2026, Serve Robotics Inc. (the “Company”) and each of Cantor Fitzgerald & Co., Wedbush Securities Inc., Northland Securities, Inc., Ladenburg Thalmann & Co. Inc. and Seaport Global Securities LLC (collectively, the “Agents”) agreed to terminate the Controlled Equity OfferingSM Agreement, dated as of March 6, 2025 (the “Prior Sales Agreement”).

The termination of the Prior Sales Agreement was effective on May 7, 2026. As previously reported, pursuant to the terms of the Prior Sales Agreement and the related prospectus filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025, the Company could offer and sell shares of its common stock having an aggregate offering price of up to $150 million from time to time through the Agents. The Company is not subject to any termination penalties related to the termination of the Prior Sales Agreement. The Company sold 7,716,935 shares of its common stock for gross proceeds of approximately $91.2 million pursuant to the Prior Sales Agreement through the termination date of such Prior Sales Agreement. The Company will not make any further sales of shares of its common stock under the Prior Sales Agreement and the related prospectus supplement.

Item 8.01 Other Events

On January 29, 2026, the Company filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “Original 8-K”), to report the completion of its acquisition of Diligent Robotics, Inc. (“Diligent”) on January 27, 2026 pursuant to the Agreement and Plan of Merger, dated as of January 19, 2026, by and among the Company, Diligent, Delight Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company, and Andrea Thomaz, an individual, solely in her capacity as the representative of the Indemnifying Securityholders (the “Transaction”). Subsequently, on April 14, 2026, the Company filed Amendment No. 1 to the Original 8-K with the SEC to amend Item 9.01 of the Original 8-K to include the financial statements of Diligent and pro forma financial information required by Item 9.01 of Form 8-K.

The Company is filing this Current Report on Form 8-K (this “Report”) to report the unaudited pro forma condensed combined financial statements of the Company for the three months ended March 31, 2026.

The pro forma financial information included in this Report has been presented for informational purposes only. It does not purport to represent the actual results of operations that the Company and Diligent would have achieved had the companies been combined during the periods presented in the pro forma financial information and is not intended to project the future results of operations that the combined company may achieve in future financial periods.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited pro forma condensed combined financial statements of Serve Robotics Inc. for the three months ended March 31, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2026	Serve Robotics Inc.

	By:	/s/ Brian Read
	Name:	Brian Read
	Title:	Chief Financial Officer

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